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                                                                   EXHIBIT 10.43

                            NINTH AMENDMENT TO LEASE


        THIS NINTH AMENDMENT OF LEASE (this "Amendment") is made and entered into as of this 8th day of December, 1998, by and between REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA ("Landlord") and TOLLGRADE COMMUNICATIONS, INC. ("Tenant").

                                WITNESSETH THAT:

        WHEREAS, Landlord and Tenant entered into a Lease Agreement dated August 5, 1993 (the "Original Lease"); and

        WHEREAS, the Original Lease Agreement was amended by First Amendment of Lease Agreement dated March 15, 1994 (the "First Amendment"), Second Amendment of Lease Agreement dated as of July 1, 1994 (the "Second Amendment), Third Amendment of Lease Agreement dated as of September 15, 1994 (the "Third Amendment"), Fourth Amendment of Lease Agreement dated as of September 15, 1994 (the "Fourth Amendment), Fifth Amendment of Lease Agreement dates as of March 6, 1995 (the "Fifth Amendment"), Sixth Amendment of Lease Agreement dated as of September 18, 1995 (the "Sixth Amendment"), Seventh Amendment to Lease Agreement dated July 9, 1996 (the "Seventh Amendment"), and Eighth Amendment of Lease Agreement dated May 13, 1997. The Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, Seventh Amendment and Eighth Amendment is hereinafter called the "Lease"; and

        WHEREAS, the parties desire to further amend the Lease in accordance with the terms of this Amendment;

        WHEREAS, the term of the Lease will terminate on December 31, 1998; and

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant covenant and agree as follows:

        1. The Landlord additionally leases and demises unto Tenant 31,190 square feet of space in the Complex, referred to as UNITS 8-10B-D, 11B-E, 12B-D, AND 13B-C, in its as is condition, for the period commencing September 1, 1998 and continuing throughout the term of this Lease, which space is more fully shown on EXHIBIT "A" which is attached hereto and made a part hereof. Delivery of UNITS 8-10B-D, 11B-E, 12B-D, AND 13B-C to Tenant and compliance with all provisions of the Lease shall occur on September 1, 1998, unless otherwise agreed between the two parties hereto. Tenant shall pay to Landlord rental for UNITS 8-10B-D,11B-E,12B-D, AND 13B-C, in advance and without demand on the first business day of each successive calendar month during the term of the Lease, together with any escalations provided in the Lease. Monthly rental for any partial month shall be prorated. No rent shall be payable for UNITS 8-10B-D, 11B-E,12B-D, AND 13B-C for the period August 10, 1998 through December 31, 1998. Rental for the period from January 1, 1999 through December 31, 2001 shall be as described in Section 3 of this Amendment and, if Tenant exercises the
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option to renew, rental for the period January 1, 2002 through December 31, 2004 shall be as described in Section 4 of this Amendment. UNITS 8-10B-D, 11B-E, 12B-D, AND 13B-C shall be deemed to be part of the Premises under the Lease except that Section 7(B)(b) and Section 33 of the Original Lease do not apply to such space. Landlord and Tenant hereby agree that the Premises, including UNITS 8-10B-D, 1 1B-E, 12B-D, AND 13B-C, contain a total of 104,400 square feet of space.

        2. The lease is hereby extended for a period of three (3) years commencing January 1, 1999 and terminating on December 31, 2001.

        3. As rental for the Premises, Tenant shall pay to Landlord as Base Rent for the Premises, payable in advance and without demand on the first business day of each successive calendar month during the term of the Lease commencing as of January 1, 1999, together with any Additional Rent escalations provided in the Lease, the following sums:

        For the period January 1, 1999 through December 31, 1999, FORTY-FIVE THOUSAND SIX HUNDRED SEVENTY-FIVE AND 00/100 DOLLARS ($45,675.00);

        For the period January 1, 2000 through December 31, 2000, FORTY-SIX THOUSAND NINE HUNDRED EIGHTY AND 00/100 DOLLARS ($46,980.00);

        For the period January 1, 2001 through December 31, 2001, FORTY-EIGHT THOUSAND SEVEN HUNDRED TWENTY AND 00/100 DOLLARS ($48,720.00).

        Contemporaneously herewith, Tenant shall pay to Landlord the sums of $45,675.00, to be held by Landlord as a security deposit, subject to interest payable to Tenant at the rate of three (3%) percent annually on January 15th of each year beginning January 15, 1999, for the faithful payment of the rent coming due under the Lease, and if there is no default under the Lease, said deposit plus interest shall be returned to Tenant within thirty (30) days following termination of this Lease. The monthly rent shall continue to be payable when due, and the security deposit held by Landlord shall not be deemed to cure any future default in payment of the rent by Tenant. Upon mutual consent by Tenant and Landlord, such interest shall be applied to base rent due Landlord under this Lease.

        4. Tenant shall have the right and option to renew the term of this Lease for one (1) additional term of three (3) years following the expiration of the term described in Section 2 above, provided (i) that this Lease is full force and effect immediately prior to the date of the commencement of such renewal term; (ii) that the Tenant is not in default under any of the provisions herein or under the Lease; and (iii) that Tenant is in full occupancy of the Premises for its own use and intends to continue such occupancy. The renewal term shall commence January 1, 2002 and terminate December 31, 2004. The renewal term shall be exercised by Tenant serving on Landlord written notice to that effect not later than March 31, 2001. Said renewal shall be upon the same terms, covenants, conditions and limitations as in this Lease provided, except that in the renewal term the monthly Base Rent shall be as follows, in addition to any Additional Rent escalations as outlined in the Lease:

        For the period January 1, 2002 through December 31, 2002, the sum of FIFTY THOUSAND ONE HUNDRED NINETY-NINE AND 00/100 DOLLARS ($50,199.00);

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        For the period January 1, 2003 through December 31, 2003, the sum of
FIFTY-ONE THOUSAND SIX HUNDRED SEVENTY-EIGHT AND 00/100 DOLLARS ($51,678.00);
and

        For the period January 2004 through December 31, 2004, the sum of FIFTY-THREE THOUSAND TWO HUNDRED FORTY-FOUR AND 00/100 DOLLARS ($53,244.00).

        The notice of election to take the renewal when given by Tenant shall be irrevocable and shall constitute an agreement between the parties for a renewal of this Lease as herein stated.

        5. Tenant shall provide plans and specifications for any material work or improvements that Tenant plans to undertake within the Premises to Landlord for Landlord's prior approval which shall not be unreasonably withheld and shall be provided in a timely manner. All such approved work and improvements shall be done in a good, workmanlike and lien free manner and as otherwise required in the Lease.

        6. Tenant shall have the option to lease certain additional space adjacent to the Premises currently leased to Westinghouse Electric Company (the "AUTTO Space") to the extent available by notifying Landlord in writing via certified mail of its intent to do so twelve (12) months in advance. Landlord agrees to use its best efforts to make such space available to Tenant upon expiration of such twelve-(12) month notice period. The base rental rate for the AUTTO Space shall be at the then current rate per square foot for the Premises.

        7. During the course of the Lease, the parties acknowledge that Tenant has installed, repaired and or replaced, at its sole cost and expense, those heating, ventilation and air conditioning units identified on EXHIBIT B attached hereto and incorporated herein and will install additional units in the additional space rented by Tenant pursuant to this Amendment (such units are hereinafter referred to as the "Tollgrade HVAC Units"). Upon the termination or expiration of the Lease, Landlord shall notify Tenant in writing within eighteen
(18) months after such expiration or termination whether Landlord desires to utilize the Tollgrade HVAC Units for subsequent tenants. In the event Landlord elects to utilize the Tollgrade HVAC Units, Landlord shall pay to Tenant that amount which shall be separately agreed to in a letter to be signed by the Landlord and Tenant within sixty (60) days of execution of this Amendment. In the event Landlord does not elect to utilize the Tollgrade HVAC Units, Tenant (Tollgrade and not an unnamed future Tenant or Landlord) may, but shall not be required to, remove the Tollgrade HVAC Units and return those sections of the Premises affected by the installation by the Tollgrade HVAC Units to the condition it was in prior to such installation. If Landlord decides not to utilize the Tollgrade HVAC Units and Tollgrade elects to remove the Tollgrade HVAC Units pursuant to this Section 7, Tollgrade shall remove such units within three months after Landlord provides written notice that it does not desire to utilize the Tollgrade HVAC Units.

        8. Landlord is undertaking the provision of additional and reconfigured parking as represented on EXHIBIT C attached hereto and incorporated herein (the "Parking Improvements"). Landlord shall complete all such Parking Improvements on or before December 15, 1998, except for certain landscaping which, due to inclement weather conditions, may be delayed, but such delay shall not extend beyond June 1, 1999. In the event the Parking Improvements are not completed by December 15, 1998, Tenant shall have the following remedies, either of which may be exercised at the

                                      -3-
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option of Tenant: (a) Tenant shall be entitled to obtain or make arrangements for alternative parking sufficient to address its parking needs until such time that the Parking Improvements are completed, and to deduct from rental due under the Lease its actual additional cost of providing such alternative parking after presenting sufficient documentation and supporting calculation to Landlord; or
(b) Tenant shall have the right to terminate the Lease on or before January 15, 1999, by providing Landlord written notice of such termination if such Parking Improvements are not completed except for certain landscaping.

        9. In addition to completion of the Parking Improvements as set forth in
Section 8 above, Landlord also agrees to make available to Tenant up to (489) total parking spaces for the remainder of the term (the current and future shortfall of actual parking spaces compared to the 489 total parking spaces is herein referred to as the "Additional Required Parking") pursuant to the terms set forth herein. Tenant shall provide to Landlord written notice of its need for the Additional Required Parking. Landlord shall provide or construct the requested portion of parking spaces of the Additional Required Parking within six (6) months following receipt of Tenant's notice; provided, however that if construction of the Additional Required Parking requested cannot commence due to inclement weather conditions or in the event asphalt plants are closed for the winter, Landlord shall commence such construction as soon as favorable weather conditions exist and asphalt is available, and diligently complete such construction within six (6) months from such commencement date. From the date Landlord receives Tenant's written notice for the need of the Additional Required Parking requested and for each day thereafter that the Additional Required Parking requested is not available for use by Tenant, Tenant shall be entitled to obtain or make arrangements for additional parking equal to the deficiency in the number of spaces of the Additional Required Parking requested and deduct from any rental due under the Lease its actual additional cost of obtaining the number of deficient additional required parking spaces after presenting sufficient documentation and supporting calculation to Landlord. To the extent Landlord fails to supply to Tenant such Additional Required Parking requested pursuant to the terms of this Section 9, Tenant shall have the following remedies, either of which may be exercised at the option of Tenant:
(a) Tenant shall be entitled to continue to obtain or make arrangements for the additional required parking equal to the deficiency in number of spaces of the Additional Required Parking requested and deduct from any rental due under the Lease its actual additional cost of obtaining the number of deficient Additional Required Parking spaces requested after presenting sufficient documentation and supporting calculation to Landlord; or (b) Tenant shall have the right to terminate the Lease within three (3) months after Tenant provides written notice to Landlord that it has failed to supply the Additional Required Parking requested pursuant to this Section 9.

        10. Landlord will continue to complete the in progress planned phased roof repair work, of which over one half of the building has already been completed as of the date of this amendment, by December 31, 1998.

        11. It is hereby acknowledged by Landlord that (i) since the inception of this Lease, Tenant has substantially increased its rental area in the Complex, and has invested substantial amounts of money and capital to make improvements in the Complex; and (ii) such improvements have essentially converted certain sections of the Complex from a warehouse facility to an office complex. As such, notwithstanding anything set forth in the Original Lease or any subsequent amendments, Landlord hereby agrees to use its best efforts to relet the Complex as an office facility as opposed to a



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warehouse facility. If Landlord relets the complex as an office facility, then upon the expiration or termination of the Lease, Tenant shall not be required to remove any additions, alterations, improvements, installations, trade fixtures or mechanical equipment installed or constructed by Tenant, and Tenant may surrender the Premises in its then current state. If, after using its best efforts, Landlord fails to rent the Complex as an office facility, but rather a warehouse facility, then Tenant agrees to abide by the Original Lease in connection with the removal of additions, alterations, improvements, installations, trade fixtures or mechanical equipment installed or constructed by Tenant.

        12. Landlord acknowledges that (i) Tenant's business operations have substantially increased in size over the term of the Lease; and (ii) it may be difficult for Tenant to find alternate and acceptable office space to move its business operations upon the expiration or termination of the Lease. As such, notwithstanding anything set forth in the Original lease or any subsequent amendments, Landlord agrees that upon the effective date of the expiration or termination of this Lease, Tenant shall have the right and ability, but not the obligation, to holdover and continue to occupy the Premises, , it being acknowledged that such holdover may be necessary in order for Tenant to find alternate and acceptable office space to move its business operations In the event of holdover by Tenant pursuant to this Section 12, all of the terms and conditions of this Lease shall continue to apply, except that the holdover tenancy (the "Holdover Period") shall be set by the Tenant in the holdover notice ("Notice") provided to Landlord. If Tenant continues to occupy the Premises beyond the Holdover Period, all of the terms and conditions of this Lease shall continue to apply except that the tenancy shall be on a month-to-month basis and the monthly rental rate will increase 20% per month; provided, however, that the monthly rental rate shall not exceed twice the rental rate of the last month of the Holdover Period.

        13. Any capitalized terms used herein and not defined herein but defined in the Lease shall have the same definition as provided for in the Lease.

        14. Except as specifically amended by this Amendment, the terms and conditions of the Lease shall remain in full force and effect and shall be binding on the parties hereto and their respective successors and assigns. In the event of a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall govern.



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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ATTEST:                                    REGIONAL INDUSTRIAL DEVELOPMENT
                                           CORPORATION OF SOUTHWESTERN
                                           PENNSYLVANIA


BY:       /s/ Colleen B. Poremski          BY:     /s/ Frank Brooks Robinson
          -----------------------------            -----------------------------
(Corporate Seal)                                    President


ATTEST:                                    TOLLGRADE COMMUNICATIONS, INC.


BY:       /s/ Samuel C. Knoch              BY:     /s/ Sara M. Antol
          -----------------------------            -----------------------------
(Corporate Seal)



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                                    EXHIBIT A



                          [FLOOR PLAN OF LEASED SPACE]



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                                    EXHIBIT B



                         [TABLE OF HVAC NET BOOK VALUE]



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                                    EXHIBIT C


                      [MAP OF PARKING LOT OF LEASED SPACE]